Exhibit 99.1

PRELIMINARY DRAFT

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF KENSINGTON CAPITAL ACQUISITION CORP. II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Justin Mirro and Daniel Huber (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares of Class A common stock or Class B common stock of Kensington Capital Acquisition Corp. II (the “Company” or “Kensington”) that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “special meeting”) of stockholders of the Company to be held on [•], 2021 at 10:00 a.m., Eastern time, via live webcast at www.virtualshareholdermeeting.com/KCAC2021SM, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

The proxy statement/prospectus is available at www.sec.gov or via www.autospac.com. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

KENSINGTON CAPITAL ACQUISITION CORP. II - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3.			Please mark vote as indicated in this ☒example
(1)	The Business Combination Proposal - To approve and adopt the Business Combination Agreement, dated as of June 9, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among Kensington, Wall Box Chargers, S.L., a Spanish limited liability company (sociedad limitada) (“Wallbox”), Wallbox B.V., a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) (which will be converted into a public company with limited liability incorporated under the laws of the Netherlands (naamloze vennootschap) (“Holdco”)), and Orion Merger Sub Corp., a Delaware corporation (“Merger Sub”), and the transactions contemplated thereby, pursuant to which, among other things, (a) (i) each holder of Wallbox’s convertible loans will, prior to the effective time of the Exchanges (as defined below), convert its Wallbox convertible loans into Wallbox ordinary shares (the “Convert Exchange”) and (ii) following the Convert Exchange, each holder of Wallbox ordinary shares will exchange by means of a contribution in kind its Wallbox ordinary shares to Holdco in exchange for the issuance of Holdco shares in accordance with the exchange ratio, calculated in accordance with the Business Combination Agreement, and Wallbox will become a wholly-owned subsidiary of Holdco (the “Ordinary Exchange,” and together with the Convert Exchanges, the “Exchanges”), and (b) Merger Sub will merge with and into Kensington, with Kensington surviving the merger and becoming a wholly-owned direct subsidiary of Holdco (the “Merger,” and collectively with the other transactions described in the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Merger Proposal – To approve and adopt the Merger, pursuant to which Merger Sub will merge with and into Kensington with Kensington as the surviving company and each share of Kensington’s Class A common stock and Class B common stock outstanding immediately prior to the effective time of the Merger (other than certain customarily excluded shares) will be converted into and become one share of new Kensington common stock, and each such share of new Kensington common stock will immediately thereafter be exchanged by means of a contribution in kind in exchange for the issuance of Holdco Class A shares, whereby Holdco will issue one Holdco Class A share for each share of new Kensington common stock exchanged (the “Merger Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Adjournment Proposal – To adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Merger Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature If Held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity. A vote to abstain will have no effect on Proposal Nos. 1, 2 or 3. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.